UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust II

J.P. Morgan Mutual Fund Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JPMorgan Funds

Client Answering Machine Script

Hello.

This is Brian Shlissel, President of JPMorgan Funds. I am calling today because we still need your help.

As you may know, the Special Meeting of the Shareholders of the JPMorgan Large Cap Growth Fund and the JPMorgan Growth Advantage Fund had to be adjourned to November 21st at 2:00 PM Eastern Time.

As of today, your vote has not been registered. Once you register your vote, you will no longer be contacted by phone or mail for this proxy. All shareholders are being asked to consider and vote on an important matter and your fund needs your help so that we can hold the shareholder meeting.

Please help us achieve this objective by contacting our Proxy Solicitor as soon as possible at 1-888-628-1041 Monday through Friday between the hours of 9:00am and 11:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

From: votemyproxy@equiniti.com.

Subject: JPMorgan Special Meeting of Shareholders

Dear (First Name on Registration),

The Special Meeting of Shareholders of JPMorgan Growth Advantage Fund (“Growth Advantage”) and JPMorgan Large Cap Growth Fund (“Large Cap”) is scheduled to take place on November 21, 2024 at 2:00 PM Easter Time and our records indicate your vote has not been recorded.

The proxy materials for this meeting are linked below for your review.

Proxy Statement - https://vote.proxyonline.com/JPM/docs/2024mtg.pdf

Growth Advantage Sample Proxy Card - https://vote.proxyonline.com/JPM/docs/JPMorgan_Growth_Ballot.pdf

Large Cap Sample Proxy Card - https://vote.proxyonline.com/JPM/docs/JPMorgan_Large_Cap_Ballot.pdf

Please respond directly to this email with your last name and voting instructions (FOR, AGAINST or ABSTAIN) for the proposalto change the investment policy.

If you have additional questions, please call us at 888-628-1041 for more information between the hours of 9am and 10pm ET, Monday through Friday or 10am and 6:00 pm ET on Saturday. At the time of the call, please reference the Investor ID listed below.

Thank you for your attention to this matter. Your time is greatly appreciated.

Investor ID: XXXXXXXX

Street Address:

Shares: